EXHIBIT 23.5
CONSENT OF JINGTIAN & GONGCHENG
To:
ChinaCast Communication Holdings Limited
Room 909-910, 9th Floor
MLC Millennia Plaza,
663 King’s Road, North Point
Hong Kong
Re: ChinaCast Communication Holdings Limited
We act as counsel for ChinaCast Communication Holdings Limited on PRC law in connection with the Form S-4 registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”), according to the Letter of Engagement entered into by and between ChinaCast Communication Holdings Limited and ourselves on 8 May 2006.
We hereby consent to the reference to our name in the “Legal Matters” section of the registration statement (the “Registration Statement”) relating to information on ChinaCast Communication Holdings Limited in respect of PRC law, and to the filing of our opinion as an exhibit to the Registration Statement as well as the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Yours faithfully
   /s/ Jingtian & Gongcheng
Jingtian & Gongcheng
Dated: 27 November, 2006